Exhibit 23.2


                      Consent of Independent Accountants

We consent to incorporation by reference in the Registration Statement (Form S-3) of Reckson Associates Realty Corp. (the "Company") for the registration of $599,232,746 of common stock, common stock warrants, preferred stock and depositary shares, of our report dated February 25, 1997, except for Note 14, as to which the date is March 12, 1997, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10-K) for year ended December 31, 1996 and for the period June 3, 1995 to December 31, 1995 and the combined financial statements of the Reckson Group for the period January 1, 1995 to June 2, 1995 and for the year ended December 31, 1994, filed with the Securities and Exchange Commission. We also consent
to the incorporation by reference therein  of:   (i) our  report dated February
23, 1996, with respect to the combined statement of revenues and certain expenses of the Westchester Properties for the year ended December 31, 1995, included in the Company's Form 8-K/A filed with the Securities and Exchange Commission on March 27, 1996, (ii) our report dated September 20, 1996, with respect to the combined statement of revenues and certain expenses of the Landmark Square Properties for the year ended December 31, 1995, included in the Company's Form 8-K filed with the Securities and Exchange Commission on October 1, 1996, (iii) our report dated September 16, 1996, with respect to the combined statements of revenues and certain expenses of the Certain Option Properties for the years ended December 31, 1995, 1994 and 1993, included in the Company's Form 8-K filed with the Securities and Exchange Commission on October 1, 1996, (iv) our report dated February 4, 1997, with respect to the combined statement of revenues and certain expenses of the New Jersey Portfolio for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on February 19, 1997, (v) our report dated January 16, 1997, with respect to the statement of revenues and certain expenses of the Uniondale Office Property for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on February 19, 1997, and (vi) our report dated January 17, 1997, with respect to the combined statement of revenues and certain expenses of the Hauppauge Portfolio for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on February 19, 1997, (vii) our report dated May 23, 1997 with respect to the statement of revenues and certain expenses of 710 Bridgeport Avenue for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on June 12, 1997, (viii) our report dated May 16, 1997 with respect to the statement of revenues and certain expenses of the Shorthills Office Center for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on June 12, 1997, (ix) our report dated July 22, 1997 with respect to the statement of revenues and certain expenses of Garden City Plaza for the year ended December 31, 1996, included in the Company's Form 8-K filed with the Securities and Exchange Commission on September 9, 1997 and (x) our report dated December 17, 1997 with resepct to the statement of revenues and certain expenses of the Christiana Office Property for the year ended June 30, 1997 included in the Company's Form 8-K filed with the Securities and Exchange Commission on February 11, 1998.


                                        /s/ Ernst & Young LLP


New York, New York
February 24, 1998